APPLICATION
GLENBROOK PROVIDER EXTRA VARIABLE ANNUITY
GLENBROOK LIFE
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A Member of Allstate Financial Group



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                                         GLENBROOK PROVIDER EXTRA VARIABLE ANNUITY
GLENBROOK LIFE                           (FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY)
---------------                          Issued by:  Glenbrook Life and Annuity Company
A Member of Allstate Financial Group                 PO Box 94042, Palatine, Illinois 60094
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1.   Owner(s)

Name ______________________________     //M  //F  Birthdate ___/___/___
Address____________________________     Soc. Sec. No. ____-____-____
               Street
___________________________________     Phone No. (   ) _______________
               City      State  Zip
Name ______________________________     //M  //F  Birthdate ___/___/___
Address____________________________     Soc. Sec. No. ____-____-____
               Street
___________________________________
               City      State  Zip     Relationship to Other Owner __________
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2.   Annuitant
Leave blank if Annuitant is the same
as sole Owner; otherwise complete.

Name ______________________________     //M  //F  Birthdate ___/___/___
Address____________________________     Soc. Sec. No. ____-____-____
               Street
___________________________________
               City      State  Zip
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3.   Beneficiary(ies)

Primary   Contingent               Name           Relationship to Owner              %
  //          //         _____________________    _________________________        _____
  //          //         _____________________    _________________________        _____
  //          //         _____________________    _________________________        _____
  //          //         _____________________    _________________________        _____
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4.   Death Benefit Options

Choose one or any combination of the following:

Base Contract + //  No Rider; or // Enhanced Death Benefit Rider; or // Enhanced Earnings Death
Benefit Rider; or // Income Benefit Rider
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5.   Purchase Payment/
     Variable Account
     Plan Options

Initial Purchase Payment $ _____
Please allocate the above amount in $ or % (circle one) to the Variable Sub-Account specified below:
Total must equal 100%

AIM                                     FRANKLIN TEMPLETON (continued)          PUTNAM
// AIM V.I. Aggressive Growth   ___     // Templeton Developing                 // Putnam VT Growth & Income
// AIM V.I. Balanced Fund       ___        Markets Securities                      Fund - Class iB              ___
// AIM V.I. Capital                        Fund - Class 2               ___     // Putnam VT Growth Opportunities
   Appreciation Fund            ___     // Templeton International                 Fund - Class iB              ___
// AIM V.I. Dent Demographic               Securities Fund - Class 2    ___     // Putnam VT International
   Trends Fund                  ___                                                Growth Fund - Class iB       ___
// AIM V.I. Diversified                 GOLDMAN SACHS                           // Putnam VT New Value
   Income Fund                  ___     // Goldman Sachs VIT CORE                  Fund - Class iB              ___
// AIM V.I. Growth Fund         ___        Small Cap Equity Fund        ___     // Putnam VT Research
// AIM V.I. Growth and                  // Goldman Sachs VIT CORE                  Fund - Class iB              ___
   Income Fund                  ___        U.S. Equity Fund             ___
// AIM V.I. International               // Goldman Sach VIT Global              DCA FIXED ACCOUNT
   Equity Fund                  ___        Income Fund                  ___     (Subject to state availability)
// AIM V.I. Value Fund          ___     // Goldman Sachs VIT Internet           // Short Term DCA               ___
                                           Tollkeeper Fund              ___     // Extended Short Term DCA      ___
DREYFUS: INITIAL SHARES                 // LSA/Goldman Sachs
// The Dreyfus Socially                    Growth Equity                ___     GUARANTEE PERIODS
   Resonsible Growth                                                            (not available in PR, OR, TX, WA)
   Fund, Inc.                   ___     MFS: SERVICE CLASS                      // 1 Year Guarantee Period      ___
// Dreyfus Stock Index Fund     ___     // MFS Emerging Growth Series   ___     // 3 Year Guarantee Period      ___
// Dreyfus VIF Growth &                 // MFS Investors Trust Series   ___     // 5 Year Guarantee Period      ___
   Income Portfolio             ___     // MFS New Discovery Series     ___     // 7 Year Guarantee Period      ___
// Dreyfus VIF Money                    // MFS Research Series          ___     // 10 Year Guarantee Period     ___
   Market Portfolio             ___     // MFS  Utilities Series        ___

                                        MORGAN STANLEY
FIDELITY-SERVICE CLASS 2                // LSA/Morgan Stanley
// Fidelity VIP Asset Manager:             Focused Equity               ___
   Growth Portfolio             ___     // Morgan Stanley UIF Fixed
// Fidelity VIP Contrafund                 Income Portfolio             ___
   Portfolio                    ___     // Morgan Stanley UIF Global
// Fidelity VIP Equity-Income              Value Equity Portfolio       ___
   Portfolio                    ___     // Morgan Stanley UIF Mid Cap
// Fidelity VIP Growth                     Value Portfolio              ___
   Portfolio                    ___     // Morgan Stanley UIF Value
// Fidelity VIP High                       Portfolio                    ___
   Income Portfolio             ___
                                        OPPENHEIMER FUNDS
                                        // Oppenheimer Aggressive
FRANKLIN TEMPLETON                         Growth Fund/VA               ___
// Franklin Global Health Care          // Oppenheimer Capital
   Securities Fund - Class 2    ___        Appreciation Fund/VA         ___
// Franklin Small Cap Fund      ___     // Oppenheimer Global
// Franklin Technology                     Securities Fund/VA           ___
   Securities Fund - Class 2    ___     // Oppenheimer Main Street
// Mutual Shares Securities                Growth & Income Fund/VA      ___
   Fund - Class 2               ___     // Oppenheimer Strategic
                                           Bond Fund/VA                 ___

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6.   Tax Qualified Plan

// Yes  // No       (If Yes, complete the following.)

     // Traditional IRA or    // Roth IRA    // SEP    // Other ______________
     // Rollover              // Transfer    // Contribution $____________ Contribution Year ________
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7.   Replacement Information

Do you have any existing annuity or life insurance contracts?  // Yes  // No
Will this annuity replace or change any existing annuity or life insurance?  // Yes  // No
(If Yes, complete the following and appropriate form(s), i.e. 1035 Exchange or IRA/TSA Transfer plus any applicable state replacement form.)

Company ___________________________________  Policy No. ______________________
Date Policy Issued ________________________
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8.   Dollar-Cost Averaging Program
     (Subject to State Availability)

// Short Term Dollar Cost Averaging Fixed Account
   Money will be transferred in equal monthly installments for ____ months.*
// Extended Short Term Dollar Cost Averaging Fixed Account
   Money will be transferred in equal monthly installments for ____ months.*
// Money Market
   Please transfer $______ from the Money Market Portfolio each month starting __/__/__.

Please allocate the amount above to the sub-accounts specified below:
*Contact Glenbrook for current transfer period offered.

Note:  Dollar-Cost Averaging into the Fixed Accounts is not available.

This agreement ends automatically when the account value in the sub-account selected above has been depleted.

     Sub-account              % or $              Sub-account              % or $

_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
                                                                      Total = 100%
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9.  Automatic Porfolio Rebalancing Program

Please complete a transfer between the Variable Sub-accounts to achieve the ending percent allocation below.
Please complete this transfer on a: // Monthly // Quarterly // Semi-annually // Annually
None of the money allocated to the MVA or DCA Fixed Accounts will be transferred as a result of this rebalancing program.
Please begin the Rebalancing Program on ___/___/___.
// Keep in effect until notified otherwise.  // Stop the Rebalancing Program on __/__/__.

     Sub-account                %               Sub-account                  %

_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______

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10.  Automatic Additions Program

I authorize Glenbrook Life and Annuity Company (Glenbrook) to begin automatic debits from the account designated below. The funds withdrawn from this account shall be added to my annuity as an Automatic Addition (Purchase Payment) to the sub-accounts specified below:

The debit amount is $__________________.  The debits should begin in _______________
                                                                        (Month)
Debit my (check one)     // Checking Account      // Savings Account
on the (check one) // 5th day or // 25th day  of each (check one)  // Month or // Quarter

Financial Institution _______________________________________
Address _____________________________________________________
ABA No. _____________________________  Acct. No. ____________

Please allow three business days for the payment to be credited to your annuity.

          A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED.

// Keep the Automatic Addition Program in effect until notified otherwise. // Stop the Automatic Addition Program on ___/___/___.

     Sub-account              % or $              Sub-account              % or $

_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
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11.  Systematic Withdrawal Authorization

I hereby authorize Glenbrook Life and Annuity Company to make withdrawals of the amount indicated below. I understand that withdrawals may result in taxable income and, prior to owner's age of 59 1/2, may be subject to a 10% federal penalty. The Glenbrook Provider Extra Variable Annuity allows up to 15% of purchase payments to be withdrawn each contract year. Withdrawals that exceed 15% may be assessed a wihdrawal charge.

Please check frequency:  // Monthly  // Quarterly  // Semi-Annually  // Annually

Start Date:  __/__/__

// Gross partial withdrawal. The check may differ from the requested amount due to applicable charges, adjustements or income tax withholding.
   Gross Amount:  $________.

// Net partial withdrawal. The check amount will equal the requested amount. The Account Value will be reduced to reflect the amount received, as well as applicable charges, adjustements and income tax withholding. Net Amount: $ ___

Specify percentage or dollar amount to be withdrawn from each sub-account.

     Sub-account              % or $              Sub-account              % or $

_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______

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11a. Withholding Election (Required)

// I do want to have ____% federal tax withheld. If no percentage is indicated, 10% will be withheld.

// I do not want to have federal income tax withheld. Federal income tax will be withheld unless this box is checked.

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11b. Direct Deposit

Please deposit the above amount to: (check one) // Checking Account  // Savings Account

Financial Institution _______________________________________
Address _____________________________________________________
ABA No. _____________________________  Acct. No. ____________

Please allow two business days for the payment to be credited to your account.

          A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED

If, instead of a direct deposit, you wish to have a check mailed to you, complete the following:

Payee's Name ________________________ Acct. No.* __________________________
                                                       *If applicable
Address ___________________________________________________________________

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Notice of Withholding

You may elect to have federal income tax withheld from the taxable portion of your distribution by contacting Glenbrook Life and Annuity Company. A withholding election will remain in effect until revoked, which you may do at any time. If you do not make payments of estimated tax, and do not have enough tax withheld, you may be subject o penalties under the estimated tax rules. GA, IA, MA, ME, OK, OR, VA and VT residents: If you chose to have federal income tax withheld, depending on the type of distribution, the laws of your state may require that state income tax be withheld. CA residents: If you choose to have federal income tax withheld, the laws of your state require that state income tax be withheld unless you specifically elect not to have state income tax withheld. You may contact us at any time to change or revoke your election. CT and MT residents: You may elect to have state income tax withheld. The withholding rate on withdrawals, which are not distributions from a plan qualified under Internal Revenue Code Sections 401 or 403(b), is 10% of the taxable portion of the withdrawal. Distributions from a plan qualified under Internal Revenue Code Section 401 or 403(b) may be subject to 20% withholding. If you request such a distribution, you will receive a notice outlining the applicable rules.

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12.  Special Instructions

//  I would like to receive a Statement of Additional Information (SAI).

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

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13.  Signature(s)

If this application is declined, Glenbrook Life and Annuity Company will have no liability except to return the purchase payment. I understand that any distribution from a Fixed Account prior to the end of a guarantee period may be subject to a Market Value Adjustment, which may be negative or positive. I understand that annuity values and income payments based on the investment experience of a variable account are variable and are not guaranteed as to dollar amount. I have received the current prospectus for this variable annuity. I have read the above statements and any applicable fraud warning for my state. I represent that the information I have provided is complete and true to the best of my knowledge and belief.

Signed at ______________________________  Date __/__/__
          City           State
Owner(s) Signature(s)___________________________________________
                     ___________________________________________
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14.  Agent Use Only

To the best of my knowledge, the insured has an existing annuity of life insurance?  // Yes  // No
Will the annuity applied for replace or change any existing annuity or life insurance?  // Yes  // No

Agent Name (Please print) ___________________________ Phone No. (  ) ___-____
Agent Signature _____________________________________ Soc. Sec. No. ____-____-____
Florida License ID Number ___________________________ Agent Option [A][B][C]

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                             IMPORTANT INFORMATION



For applicants in Arizona: Upon your written request, we will provide you, within a reasonable period of time, reasonable factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within ten days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the Contract Value on the date the returned contract is received by our company or our agent.

For applicants in Arkansas, Kentucky, Maine, New Mexico, Ohio, and Pennsylvania:
Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material, thereto commits a fraudulent insurance act, which is a crime an suspects such person to criminal and civil penalties.

For applicants in Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For applicants in the District of Columbia: Warning: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or on an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

o    Annuities are not FDIC insured.

o    Annuities are not obligations of this bank.

o The financial institution does not guarantee performance by the insurer issuing the annuity.

o Variable annuities involve investment risk, including potential loss of principal.

o Variable annuities are NOT protected by the Securities Investor Protection Corporation (SIPC) as to the loss of the principal amount invested.

For applicants in Georgia: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or on an application containing any false, incomplete, or misleading information may be guilty of a felony of the third degree.

For applicants in Louisiana: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

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Mailing Address:         Glenbrook Life and Annuity Company      Sales Support: AFDinc: 1-877-254-0772
                         P.O. Box 94042
                         Palatine, Illinois  60094

Overnight Address:       Glenbrook Life and Annuity Company      Customer Service: 1-800-755-5275
                         300 N. Milwaukee Avenue
                         Vernon Hills, Illinois  60061




Allstate Financial is the marketing name for Allstate Life Insurance Company, its affiliates and subsidiaries. The Glenbrook Provider Extra Variable Annuity is a flexible premium deferred variable annuity issued by Glenbrook Life and Annuity Company and underwritten by ALFS, Inc. Both are subsidiary affiliates of Allstate Life Insurance Company, headquartered in Northbrook, Illinois. The Glenbrook Provider Extra Variable Annuity is sold through agreements with unaffiliated registered representatives, broker-dealers, and bank employees who are licensed annuity representatives.

Please read the prospectus carefully before you invest or send money.


IMSA
Insurance Marketplace Standards Association

Membership Promotes Ethical Market Conduct for Individual Life Insurance and Annuities






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